EXHIBIT 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned in his capacity as an officer of Fremont Michigan InsuraCorp, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

1.	The accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2010	/s/ Richard E. Dunning
Richard E. Dunning, President and Chief Executive Officer

Date: November 12, 2010	/s/ Kevin G. Kaastra
Kevin G. Kaastra, Vice President of Finance (principal financial and accounting officer)

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

36